NEWS RELEASE	Exhibit 99.1

For further information contact:

Kerry J. Chauvin	Roy F. Breerwood, III
Chief Executive Officer	Chief Financial Officer
985.872.2100	985.872.2100

FOR IMMEDIATE RELEASE

WEDNESDAY, OCTOBER 17, 2012

GULF ISLAND FABRICATION, INC.

TO ANNOUNCE EARNINGS RESULTS

AND QUARTERLY CONFERENCE CALL

Houma, LA — (BUSINESS WIRE) –– October 17, 2012 –– Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2012 third quarter earnings after the market close on Thursday, October 25, 2012.

The management of Gulf Island Fabrication, Inc. will hold a conference call on Friday, October 26, 2012, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results for the quarter ended September 30, 2012.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:	1.888.204.4394

Webcast:	www.gulfisland.com

A digital rebroadcast of the call is available two hours after the call and ending November 2, 2012 by dialing:

Phone Number:	1.888.203.1112

Replay Passcode:	5158427

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, hull and/or deck sections of floating production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. These structures include jackets and deck sections of fixed production platforms; hull and/or deck sections of floating production platforms (such as tension leg platforms (“TLPs”), “SPARs”, “FPSOs” and MinDOCs”), piles, wellhead protectors, subsea templates and various production, compressor and utility modules, offshore living quarters, towboats, lift-boats, tanks and barges. The Company also provides offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, heavy lifts such as ship integration and TLP module integration, loading and offloading of jack-up drilling rigs, semi-submersible drilling rigs, TLPs, SPARs, or other similar cargo, onshore and offshore scaffolding, piping insulation services, and steel warehousing and sales.